QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.60

ARTICLES OF INCORPORATION
OF
SHADOW II, INC.

        FIRST:    The name of the corporation is:

      Shadow II, Inc.

        SECOND:    The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

        THIRD:    The name and complete address in this State of the corporation's initial agent for service of process is:

Edward M. Lake, CFO
SYS Technologies
5050 Murphy Canyon Road, Suite 200
San Diego, CA 92123

        FOURTH:    The corporation is authorized to issue a total of one million (1,000,000) shares of Common Stock ("Common Stock").

        FIFTH:    The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

        SIXTH:    The corporation is authorized to provide indemnification of its agents (as defined in Section 317(a) of the California Corporations Code) to the fullest extent permissible under California law through bylaw provisions, agreements with its agents, vote of the shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code. The corporation is further authorized to provide insurance for agents as set forth in Section 317 of the California Corporations Code.

        SEVENTH:    Any repeal or modification of the foregoing provisions of Articles Fifth and Sixth by the shareholders of the corporation shall not adversely affect any right or protection of an agent of this corporation existing at the time of such repeal or modification.

        For the purpose of forming the corporation under the laws of the State of California, the undersigned incorporator has executed these Articles of Incorporation.

Dated: September 30, 2005	/s/ Clifton L. Cooke Clifton L. Cooke, Sole Incorporator

VIA GRL/CORPORATE SEARCH

September 30, 2005

Secretary of State
Corporations Division
Sacramento, CA 94244-2300

Re:
Consent to use of name

Dear Sir or Madam:

        The undersigned, on behalf of Shadow I, Inc., hereby gives consent for the use of the name Shadow II, Inc., as a California stock corporation.

SHADOW I, INC.
By:	/s/ Clifton L. Cooke Clifton L. Cooke, President

AGREEMENT OF MERGER

        This Agreement of Merger, dated November 7, 2005, is entered by and among SYS, a California corporation ("SYS"): Shadow II, Inc., a California corporation and a wholly-owned subsidiary of SYS ("Surviving Corporation"),Logic Innovations, Inc., a California corporation ("Merging Corporation"), and the following persons, who constitute all of the shareholders of Logic and are referred to collectively herein as the "Stockholders," the "Shareholders," or the "Logic Stockholders," and individually as "Stockholder," "Shareholder," or "Logic Stockholder:" Charles P. Mrdjenovich and Jamie L. Curtis, joint tenants and residents of the State of California; Theo H. Aukerman and Charlene A. Aukerman, joint tenants and residents of the State of California; Phillip A. England and Lisa K. England, joint tenants and residents of the State of California; Rebecca Blankinship, an individual and resident in the State of California; Michael Gehlen and Dwityani S. Gehlen, joint tenants and residents of the State of California; Timothy D. Green and Kellie L. Green, joint tenants and residents of the State of California; Stephen Jones and Nicole L. Jones, joint tenants and residents in the State of California; Kevin R. McIver and Rene C. McIver, joint tenants and residents of the State of California; Kyle R. Myers, an individual and resident in the State of Californi; Rene Savalle and Maureen B. Savalle, joint tenants and residents in the State of California; Frederick J. Kokaska and Barbara L. Kokaska, joint tenants and residents of the State of California; Suzana C. Brady, an individual and resident of the State of Virginia; and Konstantin R. Wilms and Catherine L. Wilms, joint tenants and residents of the State of California. Terms not otherwise defined herein shall have the meanings given to them in the Agreement and Plan of Merger, on even date herewith, and among the parties listed above.

        1.     Merging Corporation shall be merged into Surviving Corporation

        2.     By virtue of the merger, each issued and outstanding share of the sole class of stock of the Merging Corporation shall be converted into, and shall represent the right to receive, that portion of the aggregate amount of $4,000,000 (such aggregate amount, the "Merger Consideration"), to which such share is entitled in proportion to the overall number of shares, with $2,000,000 payable in cash (the "Cash Consideration"), and $2,000,000, payable in the form of shares of restricted SYS Common Stock (valued at $4.49 per share, which is the average closing price of SYS Common Stock on the American Stock Exchange over the thirty (30) trading days immediately preceding and including November 4, 2005 (the "Stock Consideration"). $400,000 of the Merger Consideration shall be paid to Xyratex International, Inc. to secure a release from Xyratex International, Inc. The balance of the Merger Consideration shall be paid and allocated and distributed among the Shareholders in accordance with their stock ownership.

        3.     SYS shall also pay the following Earnout Consideration:

          3.1.  If the Net Revenues of the Surviving Corporation for the twelve-month period ending June 30, 2006 exceed $4,500,000 ($4,000,000 of which must be earned subsequent to the Effective Time). SYS shall pay the Shareholders an additional $500,000 on October 15, 2006. Such payment shall consist of $250,000 in cash and $250,000 worth of the Common Stock of SYS, valued at the average closing price of SYS Common Stock on its principal trading market over the ten trading days immediately preceding June 30, 2006.

          3.2.  If the Earnings Before Income Tax. Depreciation and Amortization ("EBITDA") of the Surviving Corporation from the Effective Time through June 30, 2006 exceed 17% of the Net Revenues earned by the Surviving Corporation during such period, then SYS shall pay such excess amount to the Shareholders on October 15, 2006.

          3.3.  If the EBITDA of the Surviving Corporation for the fiscal year ending June 30, 2007 exceed 19% of the Net Revenues earned by the Surviving Corporation during such period, then SYS shall pay such excess amount to the Shareholders on October 15, 2007.

          3.4.  If the EBITDA of the Surviving Corporation for the fiscal year ending June 30, 2008 exceed 20% of the Net Revenues earned by the Surviving Corporation during such period, then SYS shall pay such excess amount to the Shareholders on October 15, 2008.

          3.5.  All amounts paid by SYS to the Shareholders pursuant to Sections 3.1, 3.2, 3.3 and 3.4 shall be paid, allocated and distributed among the Shareholders in accordance with their stock ownership.

        4.     The outstanding shares of Surviving Corporation shall remain outstanding and are not affected by the merger.

        5.     Merging Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this merger.

        6.     The effect of the merger and the effective date of the merger are as prescribed by law.

        7.     The Articles of Incorporation of Surviving Corporation upon the effective date of the merger in the State of California shall be the Articles of Incorporation of Surviving Corporation and shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the General Corporation Law of the State of California.

        8.     The bylaws of Surviving Corporation upon the effective date of the merger in the State of California shall be the bylaws of Surviving Corporation and shall continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of the State of California.

[The remainder of this page intentionally left blank.]

2

        IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

SYS		SHADOW II, INC.
By:	/s/ Clifton L. Cooke	By:	/s/ Clifton L. Cooke
Name: Clifton L. Cooke		Name: Clifton L. Cooke
Title: President		Title: President
SYS		SHADOW II, INC.
By:		By:	/s/ Michael W. Fink
Name: Michael W. Fink		Name: Michael W. Fink
Title: Secretary		Title: Secretary
LOGIC INNOVATIONS, INC.
By:	/s/ Charles P. Mrdjenovich	By:	/s/ Rebecca Blankinship
Name: Charles P. Mrdjenovich		Name: Rebecca Blankinship
Title: President		Title: Secretary

SHAREHOLDERS
/s/ Charles P. Mrdjenovich Charles P. Mrdjenovich, as joint tenant	/s/ Theo H. Aukerman Theo H. Aukerman, as joint tenant
and	and
/s/ Jamie L. Curtis Jamie L. Curtis, as joint tenant	/s/ Charlene A. Aukerman Charlene A. Aukerman, as joint tenant
/s/ Phillip A. England Phillip A. England, as joint tenant	/s/ Rene Savalle Rene Savalle
and	and
/s/ Lisa K. England Lisa K. England, as joint tenant	/s/ Maureen B. Savalle Maureen B. Savalle, as joint tenant
/s/ Michael Gehlen,	/s/ Timothy D. Green,
Michael Gehlen as joint tenant	Timothy D. Green, as joint tenant
and	and
/s/ Dwityani S. Gehlen Dwityani S. Gehlen, as joint tenant	/s/ Kellie L. Green Kellie L. Green, as joint tenant

3

/s/ Stephen Jones,	/s/ Kevin R. McIver,
Stephen Jones, as joint tenant	Kevin R. McIver, as joint tenant
and	and
/s/ Nicole L. Jones Nicole L. Jones, as joint tenant	/s/ Rene C. McIver Rene C. McIver, as joint tenant
/s/ Frederick J. Kokaska,	/s/ Konstantin R. Wilms,
Frederick J. Kokaska, as joint tenant	Konstantin R. Wilms, as joint tenant
and	and
/s/ Barbara L. Kokaska Barbara L. Kokaska, as joint tenant	/s/ Catherine L.Wilms Catherine L.Wilms, as joint tenant
/s/ Rebecca Blankinship,	/s/ Kyle R. Myers
Rebecca Blankinship	Kyle R. Myers
/s/ Suzana C. Brady Suzana C. Brady

4

OFFICERS' CERTIFICATE
APPROVAL
OF
AGREEMENT OF MERGER
November 7, 2005

        We the undersigned, Charles P. Mrdjenovich and Rebecca Blankinship hereby certify that:

        1.     We are, respectively, the President and Secretary of Logic Innovations, Inc., a corporation duly organized and existing under the laws of the state of California (the "Company").

        2.     The Agreement of Merger in the form attached was entitled to be and was duly approved by the board of directors and by the shareholders of the Company.

        3.     As of the date set forth above, the Company has 1,000,000 shares of common stock authorized and no shares of preferred stock authorized.

        4.     The shareholders of the Company approved the principal terms of the Agreement of Merger by a vote of 11,271 shares of common stock, comprising 100% of the outstanding shares of the Company, which equaled or exceeded the vote of a majority of the outstanding shares required to approve the Agreement of Merger.

        The undersigned declares, under penalty of perjury under the laws of the State of California, that the matters set forth in this Certificate are true and correct of my own knowledge as of the date set forth above.

/s/ Charles P. Mrdjenovich Charles P. Mrdjenovich, President

/s/ Rebecca Blankinship Rebecca Blankinship, Secretary

OFFICERS' CERTIFICATE
APPROVAL
OF
AGREEMENT OF MERGER
November 7, 2005

        We the undersigned, Clifton L. Cooke and Michael W. Fink hereby certify that:

        1.     We are, respectively, the President and Secretary of Shadow II, Inc., a corporation duly organized and existing under the laws of the state of California (the "Company").

        2.     The Agreement of Merger in the form attached was entitled to be and was duly approved by the board of directors and by the sole shareholder of the Company.

        3.     As of the date set forth above, the Company has 1,000,000 shares of common stock authorized and no shares of preferred stock authorized.

        4.     The sole shareholder of the Company approved the principal terms of the Agreement of Merger by a vote of 1,000 shares of common stock, comprising 100% of the outstanding shares of the Company, which equaled or exceeded the vote of a majority of the outstanding shares required to approve the Agreement of Merger.

        Each of the undersigned declares, under penalty of perjury under the laws of the State of California, that the matters set forth in this Certificate are true and correct of my own knowledge as of the date set forth above.

/s/ Clifton L. Cooke Clifton L. Cooke, President

/s/ Michael W. Fink Michael W. Fink, Secretary

QuickLinks

  Exhibit 3.60
ARTICLES OF INCORPORATION OF SHADOW II, INC.
OFFICERS' CERTIFICATE APPROVAL OF AGREEMENT OF MERGER November 7, 2005